Exhibit 99.1

Banc of California Reports Third Quarter Results

IRVINE, Calif., (October 30, 2014) – Banc of California, Inc. (NYSE: BANC) today reported net income of $11.2 million and net income available to common shareholders of $10.3 million, or $0.31 per diluted common share for the quarter ended September 30, 2014. This compares to net income available to common shareholders of $7.2 million, or $0.27 per diluted common share, for the quarter ended June 30, 2014, and a net loss to common shareholders of $9.5 million, or $(0.53) per diluted common share, for the year ago quarter ended September 30, 2013.

“This quarter’s performance is the result of our employees continuing to successfully execute on our key strategic initiatives with the goal of building California’s Bank,” said Steven Sugarman, President and Chief Executive Officer. “We remain focused on closing the acquisition and integration of Popular Community Bank’s California banking operations on November 7, which will expand our franchise and provide us additional scale to further leverage our infrastructure and deliver increasing value to shareholders.”

The Company’s consolidated assets totaled $4.54 billion at September 30, 2014, an increase of $151 million compared to the prior quarter, and an increase of $820 million compared to a year ago.

Return on average assets for the third quarter was 1.0%, up from 0.8% for the prior quarter. Return on average tangible common equity was 13.2% for the third quarter, up from 12.0% for the prior quarter.

Total loans and leases, representing both loans held for investment and held for sale, of $3.84 billion at September 30, 2014 increased $141 million compared to $3.70 billion at June 30, 2014, and have increased by $876 million compared to the year ago quarter ending September 30, 2013.

Loans held for investment increased by $110 million, or 4.2% from the prior quarter to $2.71 billion.

Total deposits of $3.63 billion at September 30, 2014 represented an increase of $284 million compared to $3.35 billion at June 30, 2014, and an increase of $372 million compared to $3.26 billion at September 30, 2013.

Total revenue of $82.3 million increased by $11.3 million compared with the prior quarter, and was $37.1 million higher compared to the third quarter 2013.

Net interest income for the third quarter was $38.2 million, an increase of $2.6 million, or 7.3%, compared to the prior quarter. Net interest margin for the third quarter was 3.58%.

Noninterest income for the third quarter totaled $44.1 million, compared to $35.4 million for the prior quarter and $18.2 million for the year ago quarter. The increase in third quarter noninterest income was primarily driven by the net gain on sale of loans of $10.3 million, compared to $3.0 million in the prior quarter. The third quarter increase in net gain on sale of loans was driven by the sale of $202 million of jumbo loans and seasoned SFR mortgage loans with a carrying value of $50 million. Mortgage banking income was $26.9 million for the quarter, an increase of $0.8 million compared to the prior quarter, and an increase of $10.7 million compared to a year ago.

18500 Von Karman Ave. — Suite 1100 — Irvine, CA 92612 — (949) 236-5250 — www.bancofcal.com

Total noninterest expense for the quarter ending September 30, 2014 totaled $67.6 million, an increase of $7.1 million compared to the prior quarter. Third quarter noninterest expense included approximately $2.4 million of non-recurring costs. Additionally, volume-related loan origination expense of $13.2 million for the quarter, increased by $0.9 million compared to the prior quarter.

During the third quarter, the Company implemented certain enhancements to its allowance for loan and lease losses (ALLL) methodology which resulted in a total ALLL of $25.3 million for the third quarter, equal to 1.33% of originated loans, and represents a coverage ratio of 66% of nonperforming loans at September 30, 2014. The provision for loan losses for the third quarter was $2.8 million. Total delinquent loans of $74.0 million for the third quarter declined by 26% compared to $99.3 million from the prior quarter. Nonperforming assets declined 8% to $38.9 million compared to the prior quarter. The ratio of nonperforming assets to total assets declined from 0.96% at the prior quarter and stands at 0.86% for the third quarter. Net charge offs for the third quarter were $0.2 million, compared to a net recovery of $0.2 million during the prior quarter.

Capital ratios remain strong with a Tier 1 Risk-Based Capital Ratio of 14.0% and a Tangible Common Equity to Tangible Assets Ratio (TCE/TA) of 7.2% as of September 30, 2014.

The Company also announced today certain agreements relating to the imminent closing of its previously announced direct registered sale of common stock to entities managed by Oaktree Capital Management and Patriot Financial Partners, LP. As a result of these sales, the Company expects to receive proceeds, before offering-related expenses, of $52 million for 5,187,954 shares concurrent with the closing of the Popular Community Bank branch acquisition, which the Company expects to occur at the close of business on November 7, 2014. The transactions include a new purchase and sale agreement with Patriot that enables Patriot to increase its previously announced investment commitment by 824,000 shares at a per share price equal to $11.55 for each incremental share to be purchased.

Upon closing of the Popular Community Bank transaction, as well as the sales of common stock to Oaktree and Patriot, the Company expects a pro-forma Tangible Common Equity to Tangible Assets Ratio (TCE/TA) of 6.4% and a pro-forma Tier 1 Leverage Ratio of 8.0%.

The Company will host a conference call to discuss its third quarter earnings at 8:00 a.m. Pacific Time (PT) today, October 30, 2014. Interested parties are welcome to attend the conference call by dialing 877-474-9506, and referencing event code 83328951. The slide presentation for the call will be available on the Company’s website prior to the call.

About Banc of California, Inc.

Since 1941, Banc of California, Inc. (NYSE:BANC) through its banking subsidiary Banc of California, National Association, has provided banking services and loans to businesses and families in California and the West. Today, Banc of California, Inc. has over $4 billion in consolidated assets and more than 80 banking locations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by Banc of California, Inc. with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and Banc of California, Inc. undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Source: Banc of California, Inc.

INVESTOR RELATIONS INQUIRIES:	MEDIA INQUIRIES:
Banc of California, Inc.	Vectis Strategies
Timothy Sedabres, (855) 361-2262	David Herbst, (213) 973-4113 x101

Banc of California, Inc

Consolidated Statements of Financial Condition

(Dollars in thousands)

(Unaudited)

	September 30,	June 30,	December 31,	September 30,
	2014	2014	2013	2013
ASSETS
Cash and due from banks	$5,646	$5,764	$4,937	$7,951
Interest-bearing deposits	179,339	252,287	105,181	408,059

Total cash and cash equivalents	184,985	258,051	110,118	416,010
Time deposits in financial institutions	1,900	2,145	1,846	2,938
Securities available for sale	310,385	233,013	170,022	167,998
Loans held for sale	1,127,339	1,095,741	716,733	367,111
Loans and leases receivable	2,712,068	2,602,213	2,446,111	2,596,188
Allowance for loan and lease losses	(25,283)	(22,627)	(18,805)	(19,130)
Federal Home Loan Bank and other bank stock	35,432	34,392	22,600	14,789
Servicing rights, net	11,745	10,191	13,883	7,603
Other real estate owned, net	605	605	—	1,383
Premises and equipment, net	67,323	67,457	66,260	61,443
Premises and equipment held for sale	—	—	—	3,080
Goodwill	31,591	32,150	30,143	22,086
Other intangible assets, net	10,829	10,959	12,152	13,191
Deferred income tax	8,663	2,546	—	5,515
Income tax receivable	—	—	2,995	4,077
Bank-owned life insurance investment	19,038	18,984	18,881	18,834
Other assets	41,376	40,702	35,084	35,257

Total assets	$4,537,996	$4,386,522	$3,628,023	$3,718,373

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	$457,743	$408,404	$429,158	$418,759
Interest-bearing deposits	3,173,967	2,938,951	2,489,486	2,377,847
Deposits held for sale	—	—	—	462,768

Total deposits	3,631,710	3,347,355	2,918,644	3,259,374
Advances from Federal Home Loan Bank	305,000	450,000	250,000	25,000
Federal funds purchased	—	—	—	—
Notes payable, net	95,549	96,481	82,320	82,224
Reserve for loss reimbursements on sold loans	7,045	6,174	5,427	4,282
Income taxes payable	2,158	31	—	—
Accrued expenses and other liabilities	49,653	47,163	46,763	44,913

Total liabilities	4,091,115	3,947,204	3,303,154	3,415,793
Commitments and contingent liabilities

Preferred stock, Series A, non-cumulative perpetual preferred stock	31,934	31,934	31,934	31,934
Preferred stock, Series B, non-cumulative perpetual preferred stock	10,000	10,000	10,000	10,000
Preferred stock, Series C, 8.00% non-cumulative perpetual preferred stock	37,943	37,943	37,943	37,943
Common stock	297	287	210	188
Common stock, class B non-voting non-convertible	6	6	6	5
Additional paid-in capital	371,738	369,530	256,306	230,804
Retained earnings	24,862	18,779	16,981	17,027
Treasury stock	(29,798)	(29,652)	(27,911)	(25,455)
Accumulated other comprehensive (loss)/income, net	(101)	491	(600)	134

Total shareholders’ equity	446,881	439,318	324,869	302,580

Total liabilities and shareholders’ equity	$4,537,996	$4,386,522	$3,628,023	$3,718,373

Banc of California, Inc

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

(Unaudited)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Interest and dividend income
Loans, including fees	$44,555	$42,077	$32,061	$128,162	$76,751
Securities	1,460	993	1,292	3,377	2,159
Dividends and other interest-earning assets	634	564	493	1,520	845

Total interest and dividend income	46,649	43,634	33,846	133,059	79,755
Interest expense
Deposits	6,165	6,071	5,084	17,971	10,386
Federal Home Loan Bank advances	118	99	56	317	177
Notes payable and other interest-bearing liabilities	2,180	1,889	1,763	5,825	5,265

Total interest expense	8,463	8,059	6,903	24,113	15,828

Net interest income	38,186	35,575	26,943	108,946	63,927
Provision for loan and lease losses	2,780	2,108	2,109	6,817	6,195

Net interest income after provision for loan and lease losses	35,406	33,467	24,834	102,129	57,732
Noninterest income
Customer service fees	230	356	621	839	1,676
Net gain on sale of loans	10,260	3,038	484	15,901	4,520
Mortgage banking income	26,943	26,133	16,231	70,400	52,862
All other income	6,665	5,845	890	17,608	3,168

Total noninterest income	44,098	35,372	18,226	104,748	62,226
Noninterest expense
Salaries and employee benefits	41,094	39,130	30,179	114,905	74,570
Occupancy and equipment	7,969	7,425	5,247	23,931	12,070
All other expenses	18,494	13,910	16,878	46,954	34,816

Total noninterest expense	67,557	60,465	52,304	185,790	121,456

Income before income taxes	11,947	8,374	(9,244)	21,087	(1,498)
Income tax expense	721	253	(710)	983	1,744

Net income	11,226	8,121	(8,534)	20,104	(3,242)
Preferred stock dividends	910	910	946	2,730	1,234

Net income (loss) available to common shareholders	$10,316	$7,211	$(9,480)	$17,374	$(4,476)

Basic earnings (loss) per total common share	$0.31	$0.27	$(0.53)	$0.64	$(0.32)
Diluted earnings (loss) per total common share	$0.31	$0.27	$(0.53)	$0.63	$(0.32)

Banc of California, Inc

Selected Financial Data

(Dollars in thousands)

(Unaudited)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Average balances:
Total assets	$4,391,523	$4,034,447	$3,439,433	$4,053,810	$2,509,750
Total gross loans and leases	3,829,204	3,553,693	2,530,856	3,559,505	1,934,555
Securities available for sale	257,067	168,230	221,245	196,446	147,459
Total interest earning assets	4,228,555	3,858,772	3,286,840	3,887,559	2,397,486
Total interest-bearing deposits	3,070,130	2,855,650	2,534,767	2,841,303	1,864,342
Total borrowings	378,671	319,774	124,419	349,794	131,513
Interest bearing liabilities	3,448,801	3,175,424	2,659,186	3,191,097	1,995,855
Total shareholders’ equity	449,392	385,098	336,963	388,474	244,778
Profitability and other ratios:
Return on average assets (1)	1.01%	0.81%	-0.98%	0.66%	-0.17%
Return on average equity (1)	9.91%	8.46%	-10.05%	6.92%	-1.77%
Dividend payout ratio (2)	38.71%	44.44%	—	56.25%	—
Net interest spread	3.41%	3.52%	3.06%	3.57%	3.39%
Net interest margin (1)	3.58%	3.70%	3.25%	3.75%	3.56%
Noninterest income to total revenue (3)	53.59%	49.86%	40.35%	49.02%	49.33%
Noninterest income to average total assets (1)	3.98%	3.52%	2.10%	3.45%	3.31%
Noninterest expense to average total assets (1)	6.10%	6.01%	6.03%	6.13%	6.47%
Efficiency ratio (4)	82.10%	85.23%	115.80%	86.94%	96.28%
Average held for investment loans and leases to average deposits	75.39%	74.60%	75.86%	76.60%	83.11%
Average securities available for sale to average total assets	5.85%	4.17%	6.43%	4.85%	5.88%
Average shareholders’ equity to average total assets	10.23%	9.55%	9.80%	9.58%	9.75%
Allowance for loan and lease losses (ALLL):
Balance at beginning of period	$22,627	$20,003	$16,979	$18,805	$14,448
Loans and leases charged off	(312)	(383)	(211)	(898)	(2,145)
Recoveries of loans and leases previously charged off	96	641	253	1,172	632
Transfer of loans from (to) held-for-sale	92	258	—	(613)	—
Provision for loan and lease losses	2,780	2,108	2,109	6,817	6,195

Balance at end of period	$25,283	$22,627	$19,130	$25,283	$19,130

Reserve for loss on repurchased loans
Balance at beginning of period	$6,174	$5,866	$3,974	$5,427	$3,485
Provision for loan repurchases	1,556	968	375	3,094	1,363
Payment made for loss reimbursement on sold loans	(685)	(660)	(67)	(1,476)	(566)

Balance at end of period	$7,045	$6,174	$4,282	$7,045	$4,282

(1)	Ratios are presented on an annualized basis
(2)	Dividends declared per common share divided by basic earnings per share. Not applicable for the three and nine months ended September 30, 2013, due to the net loss attributable to shareholders.
(3)	Total revenue is equal to the sum of net interest income before provision and noninterest income.
(4)	The ratios were calculated by dividing noninterest expense by the sum of net interest income before provision for loan and lease losses and noninterest income.

Banc of California, Inc

Selected Financial Data, Continued

(Dollars in thousands)

(Unaudited)

	September 30,	June 30,	December 31,	September 30,
	2014	2014	2013	2013
Asset quality information and ratios:
30 to 89 days delinquent, excluding PCI loans	$35,531	$44,894	$37,699	$30,964
90+ days delinquent, excluding PCI loans	15,672	16,925	13,441	14,100

Total delinquent loans, excluding PCI loans	51,203	61,819	51,140	45,064

PCI loans, 30 to 89 days delinquent	18,743	25,109	30,514	25,538
PCI loans, 90+ days delinquent	4,017	12,398	12,205	9,168

Total delinquent PCI loans	22,760	37,507	42,719	34,706

Total delinquent loans	$73,963	$99,326	$93,859	$79,770

Total delinquent non-PCI loans to total non-PCI loans	2.08%	2.69%	2.43%	2.01%
Total delinquent loans to gross loans	2.73%	3.82%	3.84%	3.07%

Non-performing loans, excluding PCI loans	$38,333	$41,611	$31,648	$15,408
90+ days delinquent and still accruing loans, excluding PCI loans	—	—	—	—
Other real estate owned	605	605	—	1,383

Non-performing assets	38,938	42,216	31,648	16,791
ALLL to non-performing loans	65.96%	54.38%	59.42%	124.16%
Non-performing loans to gross loans	1.41%	1.60%	1.29%	0.59%
Non-performing assets to total assets	0.86%	0.96%	0.87%	0.45%
Loan breakdown by ALLL evaluation type:
Originated loans
Individually evaluated for impairment	$29,030	$29,763	$16,704	$18,027
Collectively evaluated for impairment	1,668,004	1,447,077	1,168,195	1,234,648
Acquired loans through business acquisitions - non-impaired
Individually evaluated for impairment	8,004	6,173	2,243	2,207
Collectively evaluated for impairment	377,554	409,745	469,916	523,590
Seasoned SFR mortgage loan pools - non-impaired	376,575	404,398	449,767	468,590
Acquired with deteriorated credit quality	252,901	305,057	339,286	349,126

Total loans	$2,712,068	$2,602,213	$2,446,111	$2,596,188

ALLL breakdown:
Originated loans
Individually evaluated for impairment	$517	$309	$96	$1,377
Collectively evaluated for impairment	22,011	19,427	17,103	15,999
Acquired loans through business acquisitions - non-impaired
Individually evaluated for impairment	7	—	—	22
Collectively evaluated for impairment	2,748	2,570	1,410	1,420
Seasoned SFR mortgage loan pools - non-impaired	—	—	—	—
Acquired with deteriorated credit quality	—	321	196	312

Total ALLL	$25,283	$22,627	$18,805	$19,130

Discount on Purchased/Acquired Loans:
Acquired loans through business acquisitions - non-impaired	$6,512	$6,536	$8,354	$9,003
Seasoned SFR mortgage loan pools - non-impaired	30,811	33,044	38,240	38,002
Acquired with deteriorated credit quality	57,961	84,876	105,650	110,081

Total Discount	$95,284	$124,456	$152,244	$157,086

Ratios:
To originated loans:
Individually evaluated for impairment	1.78%	1.04%	0.57%	7.64%
Collectively evaluated for impairment	1.32%	1.34%	1.46%	1.30%
Total ALLL	1.33%	1.34%	1.45%	1.39%
To originated and acquired non-impaired loans:
Individually evaluated for impairment	1.41%	0.86%	0.51%	6.91%
Collectively evaluated for impairment	1.21%	1.18%	1.13%	0.99%
Total ALLL	1.21%	1.18%	1.12%	1.06%
Total ALLL and discount (1)	1.53%	1.52%	1.63%	1.56%
To total loans:
Individually evaluated for impairment	1.41%	0.86%	0.51%	6.91%
Collectively evaluated for impairment	1.02%	0.97%	0.89%	0.78%
Total ALLL	0.93%	0.87%	0.77%	0.74%
Total ALLL and discount (1)	4.45%	5.65%	6.99%	6.79%

(1)	The ratios were calculated by dividing a sum of ALLL and discounts by carrying value of loans.

Banc of California, Inc

Selected Financial Data, Continued

(Dollars in thousands)

(Unaudited)

	September 30,	June 30,	December 31,	September 30,
	2014	2014	2013	2013
Composition of held for investment loans and leases
Commercial real estate	$521,867	$535,744	$529,883	$482,260
Multi-family	367,364	234,179	141,580	131,280
Construction	25,997	30,761	24,933	22,838
Commercial and industrial	366,416	368,540	287,771	250,749
SBA	25,729	28,684	27,428	27,669
Lease financing	72,027	57,754	31,949	21,340

Total commercial loans	1,379,400	1,255,662	1,043,544	936,136

Single family residential mortgage	1,191,021	1,212,813	1,286,541	1,550,068
Other consumer	141,647	133,738	116,026	109,984

Total consumer loans	1,332,668	1,346,551	1,402,567	1,660,052

Total gross loans and leases	$2,712,068	$2,602,213	$2,446,111	$2,596,188

Composition percentage of held for investment loans and leases
Commercial real estate	19.2%	20.6%	21.7%	18.6%
Multi-family	13.5%	9.0%	5.8%	5.1%
Construction	1.0%	1.2%	1.0%	0.9%
Commercial and industrial	13.5%	14.2%	11.8%	9.7%
SBA	0.9%	1.1%	1.1%	1.1%
Lease financing	2.7%	2.2%	1.3%	0.8%

Total commercial loans	50.8%	48.3%	42.7%	36.2%

Single family residential mortgage	44.0%	46.6%	52.6%	59.6%
Other consumer	5.2%	5.1%	4.7%	4.2%

Total consumer loans	49.2%	51.7%	57.3%	63.8%

Total gross loans and leases	100.0%	100.0%	100.0%	100.0%

Composition of deposits
Noninterest-bearing checking	$457,743	$408,404	$429,158	$441,081
Interest-bearing checking	779,704	688,699	539,098	534,476
Money market	769,291	618,231	518,696	574,111
Savings	932,133	985,028	963,536	1,105,360
Certificates of deposit	692,839	646,993	468,156	604,346

Total deposits	$3,631,710	$3,347,355	$2,918,644	$3,259,374

Composition percentage of deposits
Noninterest-bearing checking	12.6%	12.2%	14.7%	13.5%
Interest-bearing checking	21.5%	20.6%	18.5%	16.4%
Money market	21.2%	18.5%	17.8%	17.6%
Savings	25.6%	29.4%	33.0%	34.0%
Certificates of deposit	19.1%	19.3%	16.0%	18.5%

Total deposits	100.0%	100.0%	100.0%	100.0%

Banc of California, Inc

Average Balance, Average Yield Earned, and Average Cost Paid

(Dollars in thousands)

(Unaudited)

	Three months ended
	September 30, 2014			June 30, 2014			September 30, 2013
	Average		Yield	Average		Yield	Average		Yield
	Balance	Interest	/ Cost	Balance	Interest	/ Cost	Balance	Interest	/ Cost
Interest earning assets:
Loans held for sale and SFR mortgage	$1,757,890	$16,979	3.83%	$1,590,982	$15,158	3.82%	$1,055,646	$11,151	4.19%
Seasoned SFR mortgage loan pools	675,083	11,753	6.91%	701,006	11,723	6.71%	453,214	8,081	7.07%
Commercial real estate, multi-family, and construction	827,934	9,592	4.60%	734,472	8,689	4.75%	624,632	7,503	4.77%
Commercial and industrial, SBA, and lease financing	451,992	5,060	4.44%	418,170	5,413	5.19%	300,162	4,411	5.83%
Other consumer	116,305	1,171	3.99%	109,063	1,094	4.02%	97,202	915	3.73%

Gross loans and leases	3,829,204	44,555	4.62%	3,553,693	42,077	4.75%	2,530,856	32,061	5.03%
Securities	257,067	1,460	2.25%	168,230	993	2.37%	221,245	1,292	2.32%
Other interest-earning assets	142,284	634	1.77%	136,849	564	1.65%	534,739	493	0.37%

Total interest-earning assets	4,228,555	46,649	4.38%	3,858,772	43,634	4.54%	3,286,840	33,846	4.09%
Allowance for loan and lease losses	(23,266)			(20,567)			(17,524)
BOLI and non-interest earning assets	186,234			196,242			170,117

Total assets	$4,391,523			$4,034,447			$3,439,433

Interest-bearing liabilities:
Savings	953,925	2,215	0.92%	990,894	2,425	0.98%	907,413	2,471	1.08%
Interest-bearing checking	745,635	2,037	1.08%	660,341	1,864	1.13%	447,961	995	0.88%
Money market	681,576	673	0.39%	603,917	639	0.42%	599,971	556	0.37%
Certificates of deposit	688,994	1,240	0.71%	600,498	1,143	0.76%	579,422	1,062	0.73%
FHLB advances	276,739	118	0.17%	226,429	99	0.18%	40,183	56	0.55%
Long-term debt and other interest-bearing liabilities	101,932	2,180	8.48%	93,345	1,889	8.12%	84,236	1,763	8.30%

Total interest-bearing liabilities	3,448,801	8,463	0.97%	3,175,424	8,059	1.02%	2,659,186	6,903	1.03%
Noninterest-bearing deposits	448,825			428,221			413,877
Non-interest-bearing liabilities	44,505			45,704			29,407

Total liabilities	3,942,131			3,649,349			3,102,470
Total shareholders’ equity	449,392			385,098			336,963

Total liabilities and shareholders’ equity	$4,391,523			$4,034,447			$3,439,433

Net interest income/spread		$38,186	3.41%		$35,575	3.52%		$26,943	3.06%

Net interest margin			3.58%			3.70%			3.25%

Banc of California, Inc

Average Balance, Average Yield Earned, and Average Cost Paid, Continued

(Dollars in thousands)

(Unaudited)

	Nine months ended September 30,
	2014			2013
	Average		Yield	Average		Yield
	Balance	Interest	/ Cost	Balance	Interest	/ Cost
Interest earning assets:
Loans held for sale and SFR mortgage	$1,583,494	$45,527	3.84%	$844,479	$25,985	4.11%
Seasoned SFR mortgage loan pools	708,814	36,548	6.89%	325,906	20,103	8.25%
Commercial real estate, multi-family, and construction	749,350	26,501	4.73%	523,795	19,477	4.97%
Commercial and industrial, SBA, and lease financing	409,624	16,367	5.34%	203,322	10,120	6.65%
Other consumer	108,223	3,219	3.98%	37,053	1,066	3.85%

Gross loans and leases	3,559,505	128,162	4.81%	1,934,555	76,751	5.30%
Securities	196,446	3,377	2.30%	147,459	2,159	1.96%
Other interest-earning assets	131,608	1,520	1.54%	315,472	845	0.36%

Total interest-earning assets	3,887,559	133,059	4.58%	2,397,486	79,755	4.45%
Allowance for loan and lease losses	(21,089)			(16,446)
BOLI and non-interest earning assets	187,340			128,710

Total assets	$4,053,810			$2,509,750

Interest-bearing liabilities:
Savings	970,348	7,156	0.99%	571,830	4,342	1.02%
Interest-bearing checking	666,926	5,552	1.11%	280,352	1,712	0.82%
Money market	600,818	1,948	0.43%	423,672	1,042	0.33%
Certificates of deposit	603,211	3,315	0.73%	588,488	3,290	0.75%
FHLB advances	254,322	317	0.17%	46,721	177	0.51%
Long-term debt and other interest-bearing liabilities	95,472	5,825	8.16%	84,792	5,265	8.30%

Total interest-bearing liabilities	3,191,097	24,113	1.01%	1,995,855	15,828	1.06%
Noninterest-bearing deposits	431,160			239,379
Non-interest-bearing liabilities	43,079			29,738

Total liabilities	3,665,336			2,264,972
Total shareholders’ equity	388,474			244,778

Total liabilities and shareholders’ equity	$4,053,810			$2,509,750

Net interest income/spread		$108,946	3.57%		$63,927	3.39%

Net interest margin			3.75%			3.56%

Banc of California, Inc

Capital Ratios

(Unaudited)

	September 30,	June 30,	December 31,	September 30,
	2014	2014	2013	2013
Capital Ratios:
Banc of California, Inc.
Total risk-based capital ratio:	14.97%	15.19%	12.45%	12.64%
Tier 1 risk-based capital ratio:	14.03%	14.10%	11.41%	11.58%
Tier 1 leverage ratio:	9.28%	9.89%	8.02%	7.82%
Banc of California, NA (1)
Total risk-based capital ratio:	15.75%	14.88%	14.65%	15.39%
Tier 1 risk-based capital ratio:	14.81%	13.79%	13.60%	14.14%
Tier 1 leverage ratio:	9.80%	9.72%	9.58%	8.11%
The Private Bank of California (1)
Total risk-based capital ratio:	N/A	N/A	N/A	11.55%
Tier 1 risk-based capital ratio:	N/A	N/A	N/A	11.06%
Tier 1 leverage ratio:	N/A	N/A	N/A	8.34%

(1)	On October 11, 2013, The Private Bank of California was merged with the Company’s other wholly owned banking subsidiary, Banc of California, NA.

Banc of California, Inc

Non-GAAP Measures

(Dollars in thousands, except per share data)

(Unaudited)

Non-GAAP performance measure:

Tangible common equity to tangible assets ratio and return on average tangible common equity are supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are used by management in the analysis of Banc of California, Inc.’s capital strength and performance of businesses. Tangible equity is calculated by subtracting goodwill and other intangible assets from total stockholders’ equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from total stockholders’ equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Banc of California, Inc. This disclosure should not be viewed as a substitution for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following tables reconcile this non-GAAP performance measures to the GAAP performance measures for the periods indicated:

	September 30,	June 30,	December 31,	September
	2014	2014	2013	2013
Tangible common equity to tangible assets ratio
Total assets	$4,537,996	$4,386,522	$3,628,023	$3,718,373
Less goodwill	(31,591)	(32,150)	(30,143)	(22,086)
Less other intangible assets	(10,829)	(10,959)	(12,152)	(13,191)

Tangible assets	$4,495,576	$4,343,413	$3,585,728	$3,683,096

Total shareholders’ equity	$446,881	$439,318	$324,869	$302,580
Less preferred stock	(79,877)	(79,877)	(79,877)	(79,877)
Less goodwill	(31,591)	(32,150)	(30,143)	(22,086)
Less other intangible assets	(10,829)	(10,959)	(12,152)	(13,191)

Tangible common equity	$324,584	$316,332	$202,697	$187,426

Total shareholders’ equity to total assets	9.85%	10.02%	8.95%	8.14%
Tangible common equity to tangible assets	7.22%	7.28%	5.65%	5.09%

Common stock outstanding	28,023,701	27,032,464	19,561,469	17,439,562
Class B non-voting non-convertible common stock outstanding	602,783	596,018	584,674	579,490

Total common stock outstanding	28,626,484	27,628,482	20,146,143	18,019,052

Minimum number of shares issuable under purchase contracts (1)	4,198,425	5,101,326	—	—

Total common stock outstanding and shares issuable under purchase contracts	32,824,909	32,729,808	20,146,143	18,019,052

(1) Purchase contracts relating to the tangible equity units

Tangible common equity per common stock	$11.34	$11.45	$10.06	$10.40
Book value per common stock	$12.82	$13.01	$12.16	$12.36
Tangible equity per common stock and shares issuable under purchase contracts	$9.89	$9.66	$10.06	$10.40
Book value per common stock and shares issuable under purchase contracts	$11.18	$10.98	$12.16	$12.36

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Return on tangible common equity
Average total shareholders’ equity	$449,392	$385,098	$336,963	$388,474	$244,778
Less average preferred stock	(79,877)	(79,877)	(80,302)	(79,877)	(48,331)
Less average goodwill	(32,209)	(33,020)	(21,722)	(32,056)	(11,993)
Less average other intangible assets	(10,634)	(10,871)	(15,009)	(11,108)	(8,474)

Average tangible common equity	$326,672	$261,330	$219,930	$265,433	$175,980

Net income	$11,226	$8,121	$(8,534)	$20,104	$(3,242)
Less preferred stock dividends	(910)	(910)	(946)	(2,730)	(1,234)
Add tax-effected amortization of intangible assets (1)	579	614	632	1,802	1,110
Add tax-effected impairment on intangible assets (1)	—	—	634	—	634

Net income (loss) available to common shareholders	$10,895	$7,825	$(8,214)	$19,176	$(2,732)

(1) Utilized a 35% effective tax rate

Return on average equity	9.91%	8.46%	-10.05%	6.92%	-1.77%
Return on average tangible common equity	13.23%	12.01%	-14.82%	9.66%	-2.08%